UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 06, 2006

GONDWANA ENERGY, LTD.

(Exact name of registrant as specified in charter)

Nevada	98-0425310
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Suite 700, One Executive Place, 1816 Crowchild	T2M 3Y7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (403) 313-8985

N/A

(Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Calgary, Alberta (September 6, 2006) - Gondwana Energy Ltd. (OTCBB: GNWA) announces that Mr. Cameron Fink has elected to resign as a Director of Gondwana Energy Ltd. to pursue other business interests. This resignation was not as a result of any disagreement with us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

GONDWANA ENERGY, LTD.

Signature	Title	Date

ARNE RAABE Arne Raabe	President, Chief Financial Officer and Director	September 6, 2006